Exhibit 99.1

News Release

Investor Relations: Liz Zale, +1 646 654 4593

Media Relations: Kristie Bouryal, +1 646 654 5577

NIELSEN REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

•	Revenues for the year grew 8% to $5,532 million, up 6% in constant currency

•	Adjusted EBITDA for the year grew 10% to $1,546 million, up 8% in constant currency

•	Adjusted Net Income for the year increased to $590 million from $266 million. Net income for the year was $86 million as compared to $132 million in 2010.

New York, USA – February 6, 2012 – Nielsen Holdings N.V. (NYSE: NLSN), a leading global provider of information and insights into what consumers buy and watch, today announced financial results for the fourth quarter and year ended December 31, 2011.

“Nielsen delivered solid fourth quarter results, with double-digit growth in developing markets and steady gains in all other regions,” said David Calhoun, Chief Executive Officer of Nielsen. “We feel great about our first year as a public company and look forward to achieving continued progress in 2012.”

Fourth Quarter 2011 Operating Results

Revenues for the fourth quarter increased 4% to $1,421 million, or 5% on a constant currency basis compared to the fourth quarter of 2010. Growth was driven by a 4% increase within our Buy segment (5% on a constant currency basis), a 3% increase within our Watch segment (3% on a constant currency basis) and a 17% increase within our Expositions segment (17% on a constant currency basis).

Adjusted EBITDA for the fourth quarter increased 7% to $432 million, or 9% on a constant currency basis compared to the fourth quarter of 2010. Net income for the fourth quarter was $95 million compared to $4 million in the fourth quarter of 2010. Net income per share, on a diluted basis, was $0.26 compared to $0.01 in the fourth quarter of 2010. Adjusted Net Income for the fourth quarter increased to $190 million compared to $99 million in the fourth quarter of 2010. Adjusted Net Income per share was $0.51 compared to $0.35 in the fourth quarter of 2010.

Year Ended December 2011 Operating Results

Revenues for full year 2011 increased 8% to $5,532 million, or 6% on a constant currency basis compared to full year 2010. Growth was driven by a 10% increase within our Buy segment (7% on a constant currency basis), a 5% increase within our Watch segment (4% on a constant currency basis) and a 7% increase in our Expositions segment (7% on a constant currency basis).

Adjusted EBITDA for full year 2011 increased 10% to $1,546 million, or 8% on a constant currency basis compared to 2010. Net income for full year 2011 was $86 million compared to $132 million for 2010. The 2011 results included charges associated with the IPO of $206 million (net of tax of $127 million). Net income per share, on a diluted basis, was $0.24 compared to $0.46 in 2010. Adjusted Net Income for full year 2011 increased to $590 million compared to $266 million for full year 2010. Adjusted Net Income per share was $1.61 compared to $0.95 in 2010.

Financial Position

As of December 31, 2011, cash balances were $319 million and gross debt was $6,475 million, excluding the $288 million mandatory convertible subordinated bonds due 2013. Net debt (gross debt less cash and cash equivalents) at the end of 2011 was $6,156 million and our net debt leverage ratio was 4.0x. In 2011, we voluntarily repaid $287 million of our senior secured term loans due 2013, including $162 million in the fourth quarter. Capital expenditures were $367 million for full year 2011, compared with $334 million for 2010. In February 2012, we executed a new $1.2 billion five-year term loan, the proceeds from which were applied to refinance the majority of our previously existing 2013 bank maturities. This transaction results in 84% of our debt portfolio with a maturity of 2016 or beyond.

Conference Call and Webcast

Nielsen will hold a conference call to discuss fourth quarter and full year results at 9:00 a.m. U.S. Eastern Time (ET) on February 6, 2012. The audio and slides for the call can be accessed live by webcast at http://ir.nielsen.com or by dialing 1-866-652-5200. Callers outside the U.S. and Canada can dial +1-412-317-6060. The passcode for the call is “Nielsen.” An archive will be available on the investor relations website after the call.

Forward-looking Statements

This news release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as ‘will’, ‘expect’, ‘should’, ‘could’, ‘shall’ and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include without limitations general economic conditions, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and specific risk factors discussed in other releases and public filings made by the Company (including the Company’s filings with the Securities and Exchange Commission). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this press release, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.

About Nielsen

Nielsen Holdings N.V. (NYSE: NLSN) is a global information and measurement company with leading market positions in marketing and consumer information, television and other media measurement, online intelligence, mobile measurement, trade shows and related properties. Nielsen has a presence in approximately 100 countries, with headquarters in New York, USA and Diemen, the Netherlands. For more information, visit www.nielsen.com.

Results of Operations—(Three and Twelve Months Ended December 31, 2011 and 2010)

The following table sets forth, for the periods indicated, the amounts included in our Consolidated Statements of Operations:

	Three Months Ended December 31, (Unaudited)		Twelve Months Ended December 31, (Unaudited)
(IN MILLIONS EXCEPT SHARE AND PER SHARE DATA)	2011	2010	2011	2010
Revenues	$1,421	$1,371	$5,532	$5,126

Cost of revenues	564	560	2,237	2,129
Selling, general and administrative expenses	435	429	1,888	1,648
Depreciation and amortization	133	139	529	558
Restructuring charges	29	28	84	61

Operating income	260	215	794	730

Interest income	1	2	6	5
Interest expense	(109)	(169)	(477)	(660)
Loss on derivative instruments	—	(10)	(1)	(27)
Foreign currency exchange transaction (losses)/gains, net	(2)	(5)	(9)	136
Other income/(expense), net	12	(90)	(209)	(81)

Income/(loss) from continuing operations before income taxes and equity in net income of affiliates	162	(57)	104	103
(Provision)/benefit for income taxes	(73)	60	(22)	46
Equity in net income of affiliates	4	4	3	5

Income from continuing operations	93	7	85	154
Income/(loss) from discontinued operations, net of tax	2	(3)	1	(22)

Net income	95	4	86	132
Net income attributable to noncontrolling interests	—	1	2	2

Net income attributable to Nielsen stockholders	$95	$3	$84	$130

Net income per share of common stock, basic
Income from continuing operations	$0.26	$0.02	$0.24	$0.55
Income/(loss) from discontinued operations, net of tax	—	(0.01)	—	(0.08)

Net income attributable to Nielsen stockholders	$0.26	$0.01	$0.24	$0.47
Net income per share of common stock, diluted
Income from continuing operations	$0.26	$0.02	$0.24	$0.54
Income/(loss) from discontinued operations, net of tax	—	(0.01)	—	(0.08)

Net income attributable to Nielsen stockholders	$0.26	$0.01	$0.24	$0.46
Weighted-average shares of common stock outstanding, basic	360,062,174	276,545,279	352,469,181	276,499,073
Dilutive shares of common stock from stock compensation plans	5,071,820	3,696,065	5,032,773	3,153,513

Weighted-average shares of common stock outstanding, diluted	365,133,994	280,241,344	357,501,954	279,652,586

Certain Non-GAAP Measures

We use the non-GAAP financial measures discussed below to evaluate the results of our operations. We believe that the presentation of these non-GAAP measures provides useful information to investors regarding financial and business trends related to our results of operations and that when this non-GAAP financial information is viewed with our GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance. None of the non-GAAP measures presented should be considered as an alternative to net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other performance measures of operating performance, liquidity or indebtedness derived in accordance with GAAP. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation

Constant Currency Presentation

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results.

Adjusted EBITDA and Adjusted Net Income

We define Adjusted EBITDA as net income or loss from our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, goodwill and intangible asset impairment charges, stock compensation expense and other non-operating items from our consolidated statements of operations as well as certain other items considered unusual or non-recurring in nature. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors.

We define Adjusted net income as net income or loss from our consolidated statements of operations before income taxes, depreciation and amortization associated with acquired tangible and intangible assets, restructuring charges, goodwill and intangible asset impairment charges, other non-operating items from our consolidated statements of operations and certain other items considered unusual or non-recurring in nature, reduced by cash paid for income taxes. Also excluded from Adjusted net income is interest expense attributable to the mandatory convertible subordinated bonds due 2013. Adjusted Net Income per share of common stock presented on a diluted basis includes potential common shares associated with stock-based compensation plans that may have been considered anti-dilutive in accordance with GAAP. The amount also includes the weighted-average amount of shares of common stock convertible associated with the mandatory convertible bonds based upon the average price of our common stock during the period.

Adjusted net income and Adjusted net income per share of common stock are not presentations made in accordance with GAAP.

The below table presents a reconciliation from net income to Adjusted EBITDA and Adjusted net income and a reconciliation from weighted-average shares outstanding on a GAAP basis to dilutive shares outstanding for the three and twelve months ended December 31, 2011 and 2010, respectively:

(IN MILLIONS EXCEPT SHARE AND PER SHARE DATA)	Three Months Ended December 31, (Unaudited)		Twelve Months Ended December 31, (Unaudited)
	2011	2010	2011	2010
Net income	$95	$4	$86	$132
(Income)/loss from discontinued operations, net of tax	(2)	3	(1)	22
Interest expense, net	108	167	471	655
Provision/(benefit) for income taxes	73	(60)	22	(46)
Depreciation and amortization	133	139	529	558

EBITDA	407	253	1,107	1,321
Equity in net income of affiliates	(4)	(4)	(3)	(5)
Other non-operating (income)/expense, net	(10)	105	219	(28)
Restructuring charges	29	28	84	61
Stock-based compensation expense	9	5	27	18
Other items(a)	1	15	112	44

Adjusted EBITDA	432	402	1,546	1,411
Interest expense, net	(108)	(167)	(471)	(655)
Depreciation and amortization	(133)	(139)	(529)	(558)
Depreciation and amortization associated with acquisition-related tangible and intangible assets	42	48	182	215
Cash paid for income taxes	(40)	(40)	(132)	(129)
Stock-based compensation expense	(9)	(5)	(27)	(18)
Interest expense attributable to mandatory convertible bonds	6	—	21	—

Adjusted net income	$190	$99	$590	$266

Adjusted net income per share of common stock, diluted	$0.51	$0.35	$1.61	$0.95

Weighted-average shares of common stock outstanding, basic	360,062,174	276,545,279	352,469,181	276,499,073
Dilutive shares of common stock from stock compensation plans	5,071,820	3,696,065	5,032,773	3,153,513
Shares of common stock convertible associated with the mandatory convertible bonds	10,416,700	—	9,531,994	—

Weighted-average shares of common stock outstanding, diluted	375,550,694	280,241,344	367,033,948	279,652,586

(a)	Other items primarily consist of Sponsor Advisory Fees (including termination payments of $102 million for the year ended December 31, 2011), costs related to our initial public offering and other deal related fees.

Net Debt and Net Debt Leverage Ratio

The net debt leverage ratio is defined as net debt (gross debt less cash and cash equivalents) as of the balance sheet date divided by Adjusted EBITDA for the twelve months then ended. Net debt and the net debt leverage ratio are commonly used metrics to evaluate and compare leverage between companies and are not presentations made in accordance with GAAP. The calculation of net debt and the net debt leverage ratio as of December 31, 2011 is as follows:

$00,000
(IN MILLIONS)
Total indebtedness as of December 31, 2011	$6,763
Less: mandatory convertible subordinated bonds due 2013	288

Gross debt as of December 31, 2011	6,475
Less: cash and cash equivalents as of December 31, 2011	319

Net debt as of December 31, 2011	$6,156
Adjusted EBITDA for the twelve months ended December 31, 2011	$1,546
Net debt leverage ratio	4.0x

Unaudited Supplemental Business Segment Information

We align our business into three reporting segments: what consumers buy (consumer purchasing measurement and analytics), what consumers watch (media audience measurement and analytics) and expositions. Effective in the fourth quarter of 2011, in order to better align our external reporting with how we manage the business, we realigned specific areas between our reportable segments. Certain aspects of our global mobile measurement client portfolio as well as our advertising solutions business, that were formerly reported in the Buy segment, have been moved to the Watch segment. Prior period results discussed above have been adjusted to reflect this presentation.

The below tables detail supplemental unaudited business segment revenue and income (Adjusted EBITDA), aligned to the current segment presentation, for each of the quarterly periods in three years ended December 31, 2011, 2010 and 2009.

Revenue	Buy	Watch	Expos	Corporate	Total
(IN MILLIONS)
2011
Three months ended March 31	$778	$468	$56	$—	$1,302
Three months ended June 30	871	487	38	—	1,396
Three months ended September 30	864	485	64	—	1,413
Three months ended December 31	896	504	21	—	1,421

Total	$3,409	$1,944	$179	$—	$5,532

2010
Three months ended March 31	$712	$435	$49	$—	$1,196
Three months ended June 30	764	468	38	—	1,270
Three months ended September 30	770	456	63	—	1,289
Three months ended December 31	862	491	18	—	1,371

Total	$3,108	$1,850	$168	$—	$5,126

2009
Three months ended March 31	$628	$420	$54	$—	$1,102
Three months ended June 30	702	433	47	—	1,182
Three months ended September 30	720	449	58	—	1,227
Three months ended December 31	811	465	21	—	1,297

Total	$2,861	$1,767	$180	$—	$4,808

Business Segment Income (Adjusted EBITDA)	Buy	Watch	Expos	Corporate	Total
(IN MILLIONS)
2011
Three months ended March 31	$120	$177	$33	$(10)	$320
Three months ended June 30	180	199	13	(6)	386
Three months ended September 30	177	195	37	(1)	408
Three months ended December 31	222	210	4	(4)	432

Total	$699	$781	$87	$(21)	$1,546

Revenue	Buy	Watch	Expos	Corporate	Total
(IN MILLIONS)
2010
Three months ended March 31	$116	$153	$26	$(5)	$290
Three months ended June 30	164	178	14	(8)	348
Three months ended September 30	155	179	36	1	371
Three months ended December 31	221	194	2	(15)	402

Total	$656	$704	$78	$(27)	$1,411

2009
Three months ended March 31	$94	$144	$24	$(5)	$257
Three months ended June 30	146	171	7	(7)	317
Three months ended September 30	145	175	34	3	357
Three months ended December 31	210	182	(2)	(9)	381

Total	$595	$672	$63	$(18)	$1,312

The below table presents supplemental unaudited business segment revenue constant currency performance rates for each of the quarterly periods in the year ended December 31, 2011, as compared to the same periods in 2010, and for each of the quarter periods in the year ended December 31, 2010, as compared to the same periods in 2009.

Revenue	Buy	Watch	Expos	Total
2011
Three months ended March 31	7.3%	6.6%	14.3%	7.3%
Three months ended June 30	7.0%	1.7%	0.0%	4.9%
Three months ended September 30	7.1%	4.3%	1.6%	5.8%
Three months ended December 31	5.4%	2.9%	16.7%	4.6%

Total	6.7%	3.8%	6.5%	5.6%

2010
Three months ended March 31	6.3%	0.9%	(10.1%)	3.6%
Three months ended June 30	7.9%	7.6%	(17.8%)	6.7%
Three months ended September 30	8.8%	3.6%	8.2%	6.8%
Three months ended December 31	7.3%	6.0%	(15.0%)	7.2%

Total	7.6%	4.6%	(6.7%)	6.1%